Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Inland Core Assets Real Estate Trust, Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Chicago, Illinois
November 29, 2011